UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

(Date of earliest event reported): April 6, 2011

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

101 NW First Street, Suite 213

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 6, 2012 the Registrant’s wholly-owned subsidiaries, Arrakis Oil Recovery, LLC and Phoenix Metals, Inc. dba Imperial Chemical Company entered into a Joint Venture Agreement with Peak Concepts, LLC to develop the Company oil sand business and properties in Kentucky. Under the terms of the Agreement, Peak will provide $750,000 in new capital for a 50% interest in the proceeds of the project. The Company shall contribute its oil sands processing unit to be moved from Houston, Texas, access to its license rights to use the oil sand technology, including access to SANDKLENE 950 and its oil sand acreage in Kentucky comprising some 500 acres. The project is projected to commence operations in August 2012.

ITEM 9.01	EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release

Exhibit 99.2	Joint Venture Agreement with Peak Concepts, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
Title:	President

Dated: April 18, 2012